UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
Amendment No. 3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DÉCOR PRODUCTS INTERNATIONAL, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Florida	2670	20-8565429
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Décor Products International, Inc.
No. 6 Economic Zone, Wushaliwu, Chang’an Town
Dongguan, Guangdong Province, China
Telephone No.:  0769-85533948
(Name, Address and Telephone Number
of Principal Executive Offices and Agent for Service)

Copies of communications to:

JPF Securities Law, LLC.
19720 Jetton Road
Suite 300
Cornelius, NC 28031
Telephone No.: (704) 897-8334
Facsimile No.: (270) 897-8338

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrants is a large accelerated filed, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer   ☐
Accelerated Filer   ☐
Non-Accelerated Filer   ☐ (Do not check if a smaller reporting company)
Smaller reporting Company   ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (1)(2)	5,285,000	$1.00	$5,285,000	$294.90
Total:	5,285,000	$1.00	$5,285,000	$294.90

(1) (2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457(o) under the Securities Act. No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $1.00.

Includes 2,745,000 shares of Common Stock underlying warrants to purchase the same at $1.00 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED FEBRUARY __, 2010

PROSPECTUS

DÉCOR PRODUCTS INTERNATIONAL, INC.

5,285,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Please refer to “Selling Security holders” beginning on page __.

Our common stock is presently traded on the OTC Bulletin Board under the symbol “DCRD.”.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $1.00 per share and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

An investment in our Common Stock involves significant risks. Investors should not buy our Common Stock unless they can afford to lose their entire investment. See “ Risk Factors ” beginning on page __.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is February __, 2010

PROSPECTUS

Décor Products International, Inc.

5,285,000 Shares of Common Stock

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made, such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

Until [                      ], 2010, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

Commission Registration Fee	$294.90
Printing and Engraving Expenses	$200.00
Accounting Fees and Expenses	$95,000
Legal Fees and Expenses	$25,000
Miscellaneous	$5,350.00
TOTAL	$128,844.90

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Pursuant to Section 607.0850 of the General Corporation Law of the State of Florida, the Company will indemnify to the fullest extent permitted by, and in the manner permissible under law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was director, officer, employee or agent of the corporation, or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. It also covers costs. The Company may pay advancements towards these expenses.. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Company does not specifically provide indemnification of its officers, directors, employees and other agents within the By Laws and Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Issuances of Unregistered Securities

During the past three years the registrant has issued the following securities without registration under the Securities Act of 1933, as amended:

Shares Issued for Services in 2007

We issued 8,000,000 (2,000,000 post split) common shares to Maurice Katz, President and CEO, for his services to our Company. The shares were issued at par value. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

We issued 150,000 (37,500 post split) common shares to Robin Beugeltas, co-founder, for his services to the Company. The shares were issued at par value. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

We issued 50,000 (12,500 post split) common shares to Guardian Registrar & Transfer, Inc. for its services to the Company as a registrar and transfer agent.  The shares were issued at $.20 per share and used to pay for part of the service fee owed to Guardian in their capacity as your transfer agent. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

We issued 50,000 (12,500 post split) common shares to Weiheng Cai for his services as a member of the Company’s Board of Directors. The shares were issued at par value. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

We issued 500,000 (125,000 post split) common shares to Greentree Financial Group, Inc. for its consulting services to the Company that consist of assisting in the preparation of Form 10, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services. The shares were issued at $.20 per share.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.  A copy of the consulting agreement between Greentree Financial Group, Inc. and ourselves is attached hereto as Exhibit 10.30.

2007 Common Stock Offering

We issued 42,500 (10,625 post split) shares of the Company’s common stock shares to seven accredited US investors for $.20 ($0.80 post split) per share and an aggregate cost of $8,500.  The offering was not underwritten since it was made privately to a small group of investors in the local community.  These sales of restricted securities were made in reliance upon Regulation D of the Securities Act of 1933.  These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the SEC or any agency reviewed or passed upon the accuracy or adequacy of the offering memorandum.  Any representation to the contrary is a criminal offense.  Accordingly, investors relied upon their own examination of the offering and our Company in making an investment decision.  This offering was made in reliance on an exemption from registration with the SEC provided by section 3(b) of the Securities Act of 1933, as amended, and Rule 504 of Regulation D promulgated there under by the SEC.

We issued 100,000 (25,000 post split) of the Company’s unregistered common stock shares to 30 offshore investors, for $.20 ($0.80 post split) per share and an aggregate cost of $20,000.  The offering was not underwritten since it was made to only a small group of investors in China.  We found these individuals through our Director Weiheng Cai who approached individuals in his local community in south China for investment in our Company.  These sales of restricted securities were made in reliance upon an exemption from registration provided by Regulation S of the Securities Act of 1933.  These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the SEC or any agency reviewed or passed upon the accuracy or adequacy of the offering memorandum.  Any representation to the contrary is a criminal offense.  Accordingly, investors relied upon their own examination of the offering and our Company in making an investment decision.  This offering was made in reliance on an exemption from registration with the SEC provided by Rule 903 of Regulation S promulgated under the Securities Act of 1933 by the SEC.

2009 Shares Issued

Pursuant to a Plan of Exchange (“POE”) and as of closing of the POE, MUBM owns 100% of the issued and outstanding shares of Wide Broad. As of the Closing date, MUBM issued to Wide Broad 20,000,000 new investment shares of Common Stock of MUBM and simultaneously retired to treasury, 7,450,000 shares of common stock held in the name of Maurice Katz (our President), in exchange for 100% of the capital stock of Wide Broad. MUBM and Wide Broad has been reorganized, such that MUBM has acquired 100% the capital stock of Wide Broad, and Wide Broad is a wholly-owned subsidiary of MUBM. CHDITN is currently a wholly-owned subsidiary of Wide Broad and after the post share exchange, CHDITN is a wholly-owned indirect subsidiary of MUBM operating under the name “Dongguan CHDITN Printing Co., Ltd.” a corporation organized and existing under the laws of the People’s Republic of China.

In connection with POE we issued 18,000,000 shares to Mr. Man Kwai Ming. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In connection with the POE we issued 2,000,000 shares to Smart Approach Investments, Ltd., a limited liability company organized under the laws of the British Virgin Islands. Mr. Ng Siu Kei is the sole director and shareholder of Smart Approach Investments, Ltd. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

On November 10, 2009, the Company’s Board of Directors issued Two Million Three Hundred Forty Thousand (2,340,000) Warrants to purchase Two Million Three Hundred Forty Thousand (2,340,000) shares of the Company’s Common Stock at one dollar per share for a period of five years.  The Warrants were issued to Zhuang, Jinghua and Shi Quan Ling as incentive to lend money to CHDITN Printing Co. Ltd., the Registrants wholly owned subsidiary in China.  The Warrants were issued, pursuant to the Securities Act of 1933, as amended, and applicable state law. Specifically, we relied on section 4(2) of the Securities Act of 1933.  We issued these shares based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

On December 4, 2009, the Company’s Board of Directors issued Four Hundred Five Thousand (405,000) Warrants to purchase Four Hundred Five Thousand (405,000) shares of the Company’s Common Stock at one dollar per share for a period of five years.  The Warrants were issued to Greentree Financial Group Inc., Precursor Management Inc., Linear Capital Partners LLC and Maurice Katz as incentive to lend money to CHDITN Printing Co. Ltd., the Registrants wholly owned subsidiary in China.  The Warrants were issued, pursuant to the Securities Act of 1933, as amended, and applicable state law. Specifically, we relied on section 4(2) of the Securities Act of 1933.  We issued these shares based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were only four offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Also, in August 2009, we entered into an Offshore Stock Purchase Agreement (the “Stock Purchase Agreement”) with a private investor, Mr. Zhang, Zijian (“Mr. Zhang”), pursuant to which Mr. Zhang purchased 200,000 shares of restricted common stock for an aggregate amount of $200,000, or $1.00 per share. As a result, Mr. Zhang owns 0.97% of the issued and outstanding shares of our common stock. The proceeds from the Stock Purchase Agreement were used to fund our working capital.  These shares were sold pursuant to Regulation S.

In September of 2009, we entered into an Investor Relations Consulting Agreement (the “Consulting Agreement”) with an Investor Relations firm, pursuant to which we granted 400,000 warrants priced at $1.40 per share, for the services rendered in connection with management consulting, business advisory, shareholder information and public relations. The warrants are irrecoverable, non-cancelable with piggy back registration rights and were exempt from registration pursuant to Regulation D.

In July 2009, we issued 5,000 (1,250 post split) common shares to Salvatore Trapani at $0.20 ($0.80 post split) per share for an aggregate price of $1,000.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In July 2009, we issued 25,000 (6,250 post split) common shares to Meika Johnson at $0.20 ($0.80 post split) per share for an aggregate price of $5,000.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In July 2009, we issued 75,000 (18,750 post split) common shares to Danzig Ltd. at $0.20 ($.80 post split) per share for an aggregate price of $15,000.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Exhibits

3.1          Articles of Incorporation of Murals by Maurice, Inc. *
3.2          Amendment to Articles of Incorporation of Murals by Maurice, Inc. *
3.3          Bylaws of Murals by Maurice, Inc. *
5.1          Opinion re Legality
10.1        Plan of Exchange between Murals by Maurice, Inc. and Wide Broad Group Ltd.*
10.2        Warrant with Zhuang, Jinghua *
10.3        Warrant with Shi Quan Ling *
10.4        CHDITN Trademark *
10.5        Lease Agreement for Dongguan CHDITN Printing Co., Ltd. *
10.6        CHDITN Employment Agreement with Liu Rui Sheng *
10.7        Wide Broad Employment Agreement with Liu Rui Sheng *
10.8        Wide Broad Employment Agreement with Lau T.C. *
10.9        Wide Broad Employment Agreement with Li Chak Ming *
10.10      Wide Broad Employment Agreement with Law Wai Fai*
10.11      CHDITN Employment Agreement with Baotang Zhao *
10.12      CHDITN Employment Agreement with Wen Qifeng *
10.13      Guaranty by Décor for Precursor $40,000 Promissory Note *
10.14      Guaranty by Décor for Precursor $40,000 Promissory Note *
10.15      Guaranty by Décor for Precursor $60,000 Promissory Note *
10.16      Stock Pledge Agreement between Décor, and Precursor *
10.17      Guaranty by Décor for Precursor $565,000 Promissory Note *
10.18      Promissory Note between CHDITN and Precursor for $565,000 *
10.19      Subsidiary Loan Agreement between Dongguan CHDITN Printing Co., Ltd and Zhuang, Jinghua *
10.20      Subsidiary Loan Agreement between Dongguan CHDITN Printing Co., Ltd and Shi Quan Ling *
10.21      Pledge Agreement between Décor Products International, Inc. and Zhuang, Jinghua, Shi Quan Ling, and Greentree Financial Group, Inc. *
10.22      Guaranty in favor of Zhuang, Jinghua and Shi Quan Ling *
10.23      Promissory Note of Décor Products International, Inc. to Dongguan CHDITN Printing Co., Ltd *
10.24      Escrow Agreement between Décor Products International, Inc. and Zhuang, Jinghua, Shi Quan Ling, and Greentree Financial Group, Inc.  *
10.25      Security Agreement between Dongguan CHDITN Printing Co., Ltd and Shi Quan Ling*
10.26      Security Agreement between Dongguan CHDITN Printing Co., Ltd and Zhuang, Jinghua
10.27      Consulting Agreement with Greentree Financial Group, Inc. *
10.28      Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Greentree Financial Group Inc. *
10.29      Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Precursor Management Inc. *
10.30      Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Linear Capital Partners LLC *
10.31      Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Maurice Katz *
10.32      Warrant with Greentree Financial Group Inc. *
10.33      Warrant with Precursor Management Inc. *
10.34      Warrant with Linear Capital Partners LLC *
10.35      Warrant with Maurice Katz *
14.1        Code of Ethics *
23.1        Consent of Registered Certified Public Accountants
23.2.2     Consent of Legal Counsel (included in Exhibit 5.1 hereto)

*Previously Filed with the SEC on Form S-1 on February 11, 2010

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Guangdong, country of the Peoples’ Republic of China, on February 22, 2010.

Décor Products International, Inc.

Date: February 22, 2010	By: /s/ Liu Rui Sheng Liu Rui Sheng Chief Executive Officer, President, Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                                                                                     DATE

By:         /s/ Liu Rui Sheng                                                                                                        February 22, 2010
Liu Rui Sheng
Title:  Chief Executive Officer, President, Chairman (Principal Executive Officer)

By:         /s/ Law Wai Fai
               Law Wai Fai                                                                                                                February 22, 2010
               Title:  Chief Financial Officer (Principal Financial and Principal Accounting Officer)

By:         /s/ Lau T.C.                                                                                                                  February 22, 2010
Lau T.C.
Title:  Independent Director

By:         /s/ Li Chak Ming                                                                                                         February 22, 2010
Li Chak Ming
Title:  Independent Director